Exhibit 99.1

Kraft Heinz Commences Tender Offer for Any and All 5.375% Senior Notes Due 2020

PITTSBURGH & CHICAGO – September 3, 2019 — The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today that its 100% owned subsidiary Kraft Heinz Foods Company (the “Issuer”) has commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 5.375% senior notes due 2020 (the “Notes”), of which $900 million aggregate principal amount is currently outstanding. The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated September 3, 2019 (the “Offer to Purchase”) and the notice of guaranteed delivery (collectively, the “Offer Documents”).

Concurrently with the commencement of the Tender Offer, Kraft Heinz also issued notices of redemption by Kraft Heinz Canada ULC, its 100% owned subsidiary, of all of Kraft Heinz Canada ULC’s outstanding 2.700% Canadian dollar senior notes due 2020, of which 300 million Canadian dollar aggregate principal amount is currently outstanding and by the Issuer of $800 million of the Issuer’s 2.800% senior notes due 2020, of which $1,500 million aggregate principal amount is currently outstanding. The redemption date for the redemptions will be October 3, 2019.

As previously disclosed, on August 9, 2019, Kraft Heinz repaid $350 million aggregate principal amount of its variable rate senior notes due 2019.

The Tender Offer will expire at 5:00 p.m., New York City time, on September 9, 2019, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes as described below. Holders are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the Tender Offer Consideration is set forth in the table below.

Title of Security	CUSIP / ISIN Nos.	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
	50076QAU0 / US50076QAU04

5.375% Senior Notes due 2020	144A: 50076QAS5 / US50076QAS57	$900,000,000	2.00% UST due 01/31/20	FIT3	+30 bps

	Reg S: U5009CAG5 / USU5009CAG51

The “Tender Offer Consideration” for each $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Reference Page specified above, at 2:00 p.m., New York City time, on September 9, 2019, the date on which the Tender Offer is currently scheduled to expire.

Holders will also receive accrued and unpaid interest on the Notes validly tendered and accepted for purchase from the August 10, 2019 interest payment date up to, but not including, the date on which the Issuer makes payment for such Notes, which date is anticipated to be September 10, 2019.

Holders who validly tender (and do not validly withdraw) their Notes at or prior to the Expiration Time or pursuant to the guaranteed delivery procedures described in the Offer Documents will be eligible to receive in cash the Tender Offer Consideration.

Holders who validly tender their Notes may validly withdraw their tendered Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

Kraft Heinz has engaged BofA Merrill Lynch, Citigroup, Goldman Sachs & Co. LLC, and J.P. Morgan to act as dealer managers (collectively, the “Dealer Managers”) in connection with the Tender Offer and has appointed Global Bondholders Services Corporation to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer Documents are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholders Services Corporation via telephone by calling +1 (866) 794-2200 (toll free) or +1 212-430-3774 (for banks and brokers). Questions regarding the terms of the Tender Offer should be directed to BofA Merrill Lynch at (980) 387-3907 (toll free) or (888) 292-0070 (collect), Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 357-0215 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

Neither the Issuer, Kraft Heinz, their boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholders Services Corporation nor the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft Heinz’s plans and expected timing and benefits of the transaction, and the Tender Offer Consideration, as applicable, to be paid to holders of the Notes who tender their Notes at or prior to the Expiration Time. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control.

Important factors that may affect Kraft Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the Tender Offer; operating in a highly competitive industry; Kraft Heinz’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in Kraft Heinz’s relationships with significant customers, suppliers and other business relationships; Kraft Heinz’s ability to maintain, extend, and expand Kraft Heinz’s reputation and brand image; Kraft Heinz’s ability to leverage Kraft Heinz’s brand value to compete against private label products; Kraft Heinz’s ability to drive revenue growth in its key product categories, increase Kraft Heinz’s market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; Kraft Heinz’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; Kraft Heinz’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve Kraft Heinz’s competitiveness; Kraft Heinz’s ability to successfully execute Kraft Heinz’s strategic initiatives; the impacts of Kraft Heinz’s international operations; economic and political conditions in the United States and in various other nations where Kraft Heinz does business; changes in Kraft Heinz’s management team or other key personnel and Kraft Heinz’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which Kraft Heinz or Kraft Heinz’s customers, suppliers, distributors, or regulators operate; Kraft Heinz’s ownership structure; Kraft Heinz’s indebtedness and ability to pay such indebtedness; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives Kraft Heinz uses; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to Kraft Heinz’s restatement and any potential actions resulting from the Securities and Exchange Commission’s (the “SEC”) ongoing investigation, as well as potential additional subpoenas, litigation and regulatory proceedings; an inability to remediate the material weaknesses in Kraft Heinz’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; Kraft Heinz’s failure to prepare and timely file its periodic reports; the restatement of certain of Kraft Heinz’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; Kraft Heinz’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of the Kraft Heinz’s common stock in the public markets; the Kraft Heinz’s ability to continue to pay a regular dividend and the amounts of any such dividends; and the volatility of capital markets and other macroeconomic factors and other factors. For additional information on these and other factors that could affect Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC. Kraft Heinz disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

Michael Mullen (media)

Head of Corporate Affairs

The Kraft Heinz Company

Michael.Mullen@kraftheinz.com

Christopher Jakubik, CFA (investors)

Head of Global Investor Relations

The Kraft Heinz Company

ir@kraftheinz.com

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